Exhibit 99.3

CODE OF ETHICS AND BUSINESS  CONDUCT FOR  OFFICERS,  DIRECTORS  AND EMPLOYEES OF
TETON PETROLEUM COMPANY

1.    TREAT IN AN ETHICAL  MANNER  THOSE TO WHOM  TETON  PETROLEUM  COMPANY  HAS AN
      OBLIGATION

The officers,  directors and employees of Teton  Petroleum  Company (the "Company")
are committed to honesty, just management,  fairness,  providing a safe and healthy environment  free from the fear of  retribution,  and  respecting  the  dignity due everyone.  For the  communities  in  which we live  and  work we are  committed  to observe  sound  environmental  business  practices  and  to act  as  concerned  and responsible neighbors, reflecting all aspects of good citizenship.

For our  shareholders  we are  committed  to  pursuing  sound  growth and  earnings objectives and to exercising prudence in the use of our assets and resources.

For our suppliers and partners we are committed to fair  competition  and the sense of responsibility required of a good customer and teammate.

2.    PROMOTE A POSITIVE WORK ENVIRONMENT

All employees want and deserve a workplace  where they feel  respected,  satisfied, and  appreciated.  We respect cultural  diversity and will not tolerate  harassment or  discrimination  of any kind --  especially  involving  race,  color,  religion, gender, age, national origin, disability, and veteran or marital status.

Providing  an  environment  that  supports  honesty,  integrity,   respect,  trust,
responsibility,  and citizenship  permits us the opportunity to achieve  excellence in our workplace.  While everyone who works for the Company must  contribute to the creation and  maintenance  of such an  environment,  our  executives and management personnel  assume special  responsibility  for fostering a work environment that is free  from  the  fear of  retribution  and  will  bring  out the best in all of us.
Supervisors  must be careful in words and conduct to avoid  placing,  or seeming to place,  pressure on  subordinates  that could cause them to deviate from acceptable ethical behavior.

3.    PROTECT YOURSELF, YOUR FELLOW EMPLOYEES, AND THE WORLD WE LIVE IN

We are committed to providing a drug-free,  safe and healthy work environment,  and to  observing  environmentally  sound  business  practices.  We will  strive,  at a minimum,  to do no harm and where  possible,  to make the  communities  in which we work a  better  place  to  live.  Each of us is  responsible  for  compliance  with environmental, health and safety laws and regulations.

4.    KEEP ACCURATE AND COMPLETE RECORDS

We must maintain  accurate and complete Company records.  Transactions  between the
Company and outside  individuals and organizations  must be promptly and accurately entered in our books in accordance  with generally  accepted  accounting  practices and principles.  No one should rationalize or even consider  misrepresenting  facts or falsifying  records.  It will not be tolerated  and will result in  disciplinary action.

5.    OBEY THE LAW

We  will  conduct  our  business  in  accordance   with  all  applicable  laws  and
regulations.  Compliance  with  the  law  does  not  comprise  our  entire  ethical responsibility.  Rather,  it  is a  minimum,  absolutely  essential  condition  for performance of our duties. In conducting business, we shall:

      A.    STRICTLY ADHERE TO ALL ANTITRUST LAWS

      Officer,  directors  and  employees  must  strictly  adhere to all  antitrust laws.  Such laws  exist in the  United  States  and in many  other  countries where the Company may conduct  business.  These laws  prohibit  practices  in restraint  of  trade  such  as  price  fixing  and  boycotting  suppliers  or customers.  They  also  bar  pricing  intended  to  run a  competitor  out of business; disparaging,  misrepresenting,  or harassing a competitor; stealing trade secrets; bribery; and kickbacks.

      B.    STRICTLY COMPLY WITH ALL SECURITIES LAWS

      In our role as a  publicly  owned  company,  we must  always  be alert to and comply  with the  security  laws and  regulations  of the  United  States and other countries.

            I.    DO NOT ENGAGE IN SPECULATIVE OR INSIDER TRADING

            Federal  law and  Company  policy  prohibits  officers,  directors  and employees,  directly or indirectly  through  their  families or others, from  purchasing or selling  company  stock while in the  possession of material,  non-public  information  concerning  the Company.  This same prohibition  applies  to trading  in the stock of other  publicly  held companies on the basis of material,  non-public  information.  To avoid even the  appearance  of  impropriety,  Company  policy also  prohibits officers,  directors  and  employees  from trading  options on the open market in Company stock under any circumstances.

            Material,   non-public   information  is  any  information  that  could
            reasonably  be expected to affect the price of a stock.  If an officer, director or employee is  considering  buying or selling a stock because of inside  information  they  possess,  they  should  assume  that such information  is  material.  It  is  also  important  for  the  officer, director  or  employee  to keep in mind  that if any  trade  they  make becomes the subject of an  investigation  by the government,  the trade
            will  be  viewed   after-the-fact   with  the  benefit  of   hindsight.
            Consequently,   officers,   directors  and   employees   should  always
            carefully consider how their trades would look from this perspective.

            Two simple  rules can help  protect  you in this  area:  (1) Do not use non-public  information  for personal  gain. (2) Do not pass along such information to someone else who has no need to know.

            This  guidance also applies to the  securities  of other  companies for which you receive  information in the course of your  employment at The
            Company.

            II.   BE TIMELY AND ACCURATE IN ALL PUBLIC REPORTS

            As a public  company,  the  Company  must be fair and  accurate  in all
            reports   filed  with  the  United  States   Securities   and  Exchange
            Commission.  Officers,  directors  and  management  of the  Company are responsible  for  ensuring  that  all  reports  are  filed  in a timely manner  and that  they  fairly  present  the  financial  condition  and operating results of the Company.

            Securities  laws are  vigorously  enforced.  Violations  may  result in severe  penalties  including  forced sales of parts of the business and significant  fines  against the  Company.  There may also be  sanctions against  individual  employees  including  substantial fines and prison sentences.

            The principal  executive  officer and principal  financial Officer will certify to the  accuracy  of reports  filed with the SEC in  accordance with  the  Sarbanes-Oxley  Act of  2002.  Officers  and  Directors  who
            knowingly  or  willingly  make false  certifications  may be subject to criminal penalties or sanctions including fines and imprisonment.

6.    AVOID CONFLICTS OF INTEREST

Our officers,  directors and  employees  have an obligation to give their  complete loyalty to the best  interests  of the  Company.  They should avoid any action that may  involve,  or may appear to involve,  a conflict of interest  with the Company.
Officers,  directors and employees  should not have any financial or other business relationships  with suppliers,  customers or competitors that might impair, or even appear  to  impair,  the  independence  of any  judgment  they  may need to make on behalf of the Company.

HERE ARE SOME WAYS A CONFLICT OF INTEREST COULD ARISE:

o     Employment  by a  competitor,  or  potential  competitor,  regardless  of the nature of the employment, while  employed by the Company.
o     Acceptance of gifts,  payment,  or services from those seeking to do business with the Company.
o     Placement  of  business  with a  firm  owned  or  controlled  by an  officer, director or employee or his/her family.
o     Ownership  of, or  substantial  interest in, a company that is a  competitor, client or supplier.
o     Acting as a consultant to the Company, customer, client or supplier.
o     Seeking  the  services  or  advice  of an  accountant  or  attorney  who  has provided services to the Company.

Officers,  directors and  employees  are under a continuing  obligation to disclose any  situation  that  presents  the  possibility  of a  conflict  or  disparity  of interest between the officer,  director or employee and the Company.  Disclosure of any  potential  conflict  is the key to  remaining  in full  compliance  with  this policy.

7.    COMPETE ETHICALLY AND FAIRLY FOR BUSINESS OPPORTUNITIES

We must comply with the laws and  regulations  that pertain to the  acquisition  of goods  and  services.  We will  compete  fairly  and  ethically  for  all  business opportunities.  In circumstances  where there is reason to believe that the release or receipt of  non-public  information  is  unauthorized,  do not attempt to obtain and do not accept such information from any source.

If you are  involved  in  Company  transactions,  you  must  be  certain  that  all statements, communications, and representations are accurate and truthful.

8.    AVOID ILLEGAL AND QUESTIONABLE GIFTS OR FAVORS

The sale and  marketing of our products  and  services  should  always be free from even the perception  that  favorable  treatment was sought,  received,  or given in
exchange  for  the  furnishing  or  receipt  of  business   courtesies.   Officers,
directors  and  employees  of the Company  will  neither  give nor accept  business courtesies  that  constitute,  or could be  reasonably  perceived as  constituting, unfair  business  inducements or that would violate law,  regulation or policies of the  Company,  or  could  cause  embarrassment  to or  reflect  negatively  on  the
Company's reputation.

9.    MAINTAIN THE INTEGRITY OF CONSULTANTS, AGENTS, AND REPRESENTATIVES

Business  integrity is a key standard for the  selection and retention of those who represent the Company.  Agents,  representatives and consultants must certify their willingness  to comply with the Company's  policies and  procedures  and must never be retained to circumvent  our values and  principles.  Paying bribes or kickbacks, engaging in industrial  espionage,  obtaining the proprietary data of a third party without  authority,  or gaining  inside  information  or  influence  are just a few examples of what could give us an unfair  competitive  advantage  and could  result in violations of law.

10.   PROTECT PROPRIETARY INFORMATION

Proprietary  Company  information  may not be  disclosed to anyone  without  proper authorization.  Keep proprietary  documents  protected and secure. In the course of normal  business  activities,  suppliers,  customers and  competitors may sometimes divulge to you  information  that is proprietary to their  business.  Respect these confidences.

11.   OBTAIN AND USE COMPANY ASSETS WISELY

Personal  use of Company  property  must  always be in  accordance  with  corporate
policy.  Proper  use  of  Company  property,   information   resources,   material,
facilities  and  equipment is your  responsibility.  Use and maintain  these assets with the utmost  care and  respect,  guarding  against  waste and abuse,  and never borrow or remove Company property without management's permission.

12.   FOLLOW  THE  LAW  AND  USE  COMMON  SENSE  IN  POLITICAL   CONTRIBUTIONS  AND
      ACTIVITIES

The Company  encourages  its  employees to become  involved in civic affairs and to participate in the political  process.  Employees must  understand,  however,  that their  involvement and  participation  must be on an individual basis, on their own time  and at their  own  expense.  In the  United  States,  federal  law  prohibits corporations  from  donating  corporate  funds,  goods,  or  services,  directly or indirectly,  to candidates  for federal  offices -- this includes  employees'  work time.  Local and state laws also govern political  contributions  and activities as they apply to their respective jurisdictions.

13.   BOARD COMMITTEES.

The Company shall  establish an Audit  Committee  empowered to enforce this Code of
Ethics.  The Audit  Committee  will report to the Board of  Directors at least once each year  regarding the general  effectiveness  of the  Company's  Code of Ethics, the  Company's  controls  and  reporting  procedures  and  the  Company's  business conduct.

14.   DISCIPLINARY MEASURES.

The Company  shall  consistently  enforce its Code of Ethics and  Business  Conduct through  appropriate means of discipline.  Violations of the Code shall be promptly reported to the Audit  Committee.  Pursuant to procedures  adopted by it, the Audit
Committee  shall  determine  whether  violations  of the Code have occurred and, if so, shall determine the  disciplinary  measures to be taken against any employee or agent of the Company who has so violated the Code.

The  disciplinary  measures,  which may be invoked at the  discretion  of the Audit
Committee,   include,  but  are  not  limited  to,  counseling,   oral  or  written
reprimands,  warnings,  probation or suspension without pay, demotions,  reductions in salary, termination of employment and restitution.

Persons  subject  to  disciplinary  measures  shall  include,  in  addition  to the violator,  others  involved in the  wrongdoing  such as (i) persons who fail to use reasonable  care to detect a  violation,  (ii)  persons who if requested to divulge
information  withhold  material  information  regarding  a  violation,   and  (iii)
supervisors  who approve or condone the violations or attempt to retaliate  against employees or agents for reporting violations or violators.